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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         NATURAL RESOURCE PARTNERS L.P.

         This Certificate of Limited Partnership, dated April 9, 2002, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1. NAME. The name of the limited partnership is "Natural Resource Partners L.P."

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 17-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801.

         3. GENERAL PARTNER. The name and the business, residence or mailing address of the general partner are:

            NRP (GP) LP
            601 Jefferson Street, Suite 3600
            Houston, Texas  77002.

         EXECUTED as of the date written first above.

                                           NRP (GP) LP
                                           Its General Partner

                                           By: /s/ DWIGHT L. DUNLAP
                                              ---------------------------------
                                               Dwight L. Dunlap
                                               Authorized Person